                          INCUMBENCY CERTIFICATE


I, F. V. Maguire, Assistant Secretary of Metropolitan Life Insurance Company, a New York corporation, do hereby certify that the following is a full, true and correct copy of Section 4.1 of the By-Laws of the Metropolitan Life Insurance Company:

     "Any officer, or any employee designated for the purpose by the chief executive officer, shall have power to execute all instruments in writing necessary or desirable for the Company to execute in the transaction and management of its business and affairs (including, without limitation, contracts and agreements, transfers of bonds, stocks, notes and other securities, proxies, powers of attorney, deeds, leases, releases, satisfactions and instruments entitled to be recorded in any jurisdiction, but excluding, to the extent otherwise provided for in these Bylaws, authorizations for the disposition of the funds of the Company deposited in its name and policies, contracts, agreements, amendment and endorsements of, for or in connection with insurance or annuities) and to affix the corporate seal."

I further certify that the following is an officer of Metropolitan Life Insurance Company and that the signature is the signature of such officer:



Name                Title                         Signature



Thomas C. Hoi       Assistant General Counsel     /s/ Thomas C. Hoi
                                                  ____________________



               In witness whereof I have hereunto set my hand and have caused to be affixed the corporate seal of Metropolitan Life Insurance Company this 4th day of April, 1995.



                              /s/ F. V. Maguire
               _____________________________________________________